[PPL ELECTRIC UTILITIES CORPORATION LETTERHEAD]




                                                                     Exhibit 5.1




                                  July 10, 2001




PPL Electric Utilities Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101

Ladies and Gentlemen:

     I am Senior Counsel of PPL Services Corporation, an affiliate of PPL Electric Utilities Corporation (the "Company"). I have acted as counsel to the Company with respect to the Registration Statement on Form S-3 to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed issuance and sale, from time to time, of up to $900,000,000 in aggregate principal amount of the Company's Debt Securities ("Debt Securities"), to be issued under the Company's Indenture to The Chase Manhattan Bank, N.A., as Trustee, as to be amended and supplemented by one or more supplemental indentures relating to the Debt Securities (such Indenture, as so supplemented, being hereinafter called the "Indenture"), to be initially secured by the Company's First Mortgage Bonds (the "Class A Bonds"), which are to be issued under the Company's Mortgage and Deed of Trust, dated as of October 1, 1945, to Bankers Trust Company, as Trustee (the "1945 Trustee"), as to be amended and supplemented by supplemental indentures relating to the Class A Bonds (such Mortgage and Deed of Trust, as so supplemented, being hereinafter called to "1945 Mortgage"), and for the qualification of the Indenture and supplemental indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").


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     I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, I advise you as follows:

     I am of the opinion that the Company is a corporation validly organized and existing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on the business which it is now conducting in that Commonwealth.

     I am further of the opinion that appropriate action has been taken by the Company's Board of Directors to authorize the issuance and sale of the Debt Securities and the issuance and delivery of the Class A Bonds, the execution and delivery of the proposed Indenture and any supplemental indentures thereto, and any supplemental indentures to the 1945 Mortgage, under which the Debt Securities and Class A Bonds are to be issued, and any other action which may be required to consummate the proposed issuance and sale of such Debt Securities and Class A Bonds, subject to final action by the Board of Directors with respect to certain terms of the Debt Securities and Class A Bonds.

     I am further of the opinion that all action necessary to make valid the issuance and sale of such Debt Securities and the issuance of the Class A Bonds will have been taken when the Registration Statement on Form S-3, and any amendment or amendments thereto, becomes effective and one or more supplements to the prospectus which specify certain pricing and issuance terms of such Debt Securities and Class A Bonds has been filed with the Securities and Exchange Commission; the aforementioned Indenture, supplemental indenture thereto, and supplemental indenture to the 1945 Mortgage have been duly executed and delivered; the Securities Certificate of the Company with respect to the Debt Securities and the Class A Bonds has been duly registered by the Pennsylvania Public Utility Commission pursuant to Section 1903 of the Pennsylvania Public Utility Code, as amended; appropriate action has been taken by the Board of Directors with respect to certain terms of the Debt Securities and Class A Bonds; and such Debt Securities and Class A Bonds have been appropriately executed and delivered for the consideration contemplated and authenticated by the Trustee under the Indenture and the 1945 Trustee under the 1945 Mortgage.

     When the steps indicated above have been taken, the Debt Securities and Class A Bonds in my opinion will become legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency or reorganization laws or by other laws relating to or affecting generally the enforcement of creditors' and mortgagees' rights and by general equity principles.

     I am further of the opinion that, except as stated above, and except for such actions as are legally required under the securities or "blue sky" laws of states, no further approval, authorization or consent of any other commission or any other governmental body is required in connection with the issuance and sale by the Company of said Debt Securities and the issuance of Class A Bonds.


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     I hereby consent to the use of this opinion as Exhibit 5.1 to said
Registration Statement and to the use of my name in the Registration Statement and in the Prospectus constituting a part thereof.

     I am a member of the Pennsylvania Bar and do not hold myself out as an expert on the laws of any other state. As to all matters governed by the laws of the State of New York, I have relied upon the opinion of even date herewith of Thelen Reid & Priest LLP, counsel for the Company, which is being filed as
Exhibit 5.2 of the Registration Statement.

     In rendering its opinion, Thelen Reid & Priest LLP may rely upon this opinion as to matters of Pennsylvania law addressed herein as if this opinion were addressed directly to them. Except as aforesaid, without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                        Very truly yours,

                                        /s/ Michael A. McGrail

                                        Michael A. McGrail